               CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 11

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                   ITEM                         1994        1993        1992
                   ----                      ----------  ----------  ----------
Shares issued at beginning of year.........   3,605,152   3,522,670   3,472,826
Treasury stock at beginning of year........     (30,084)    (34,892)    (34,892)
Sale of treasury stock.....................      14,475       4,808
Issuance of common stock for dividend
 reinvestment plan.........................      30,928      27,942      12,546
Issuance of common stock pursuant to USI
 restricted stock award agreement..........      32,418      54,540      37,298
Issuance of common stock for conversion of
 debentures................................         293
                                             ----------  ----------  ----------
Shares outstanding at end of year..........   3,653,182   3,575,068   3,487,778
                                             ==========  ==========  ==========
Primary earnings per share calculation:
  Weighted average number of shares
   assuming primary dilution...............   3,632,413   3,556,037   3,477,244
  Income from continuing operations........  $4,459,922  $3,971,671  $3,475,009
  Income from discontinued operations......                              73,500
                                             ----------  ----------  ----------
  Consolidated net income..................  $4,459,922  $3,971,671  $3,548,509
                                             ----------  ----------  ----------
  Primary earnings per share from
   continuing operations...................  $     1.23  $     1.12  $     1.00
  Primary earnings per share from
   discontinued operations.................        0.00        0.00        0.02
                                             ----------  ----------  ----------
  Total primary earnings per share.........  $     1.23  $     1.12  $     1.02
                                             ----------  ----------  ----------
Fully diluted earnings per share
 calculation:
  Weighted average number of shares
   assuming primary dilution...............   3,632,413   3,556,037   3,477,244
  Contingent shares related to assumed
   conversion of convertible debt..........     255,777     260,258     271,887
                                             ----------  ----------  ----------
  Weighted average number of shares
   assuming full dilution..................   3,888,190   3,816,295   3,749,131
                                             ----------  ----------  ----------
Adjusted income from continuing operations:
  Income from continuing operations........  $4,459,922  $3,971,671  $3,475,009
  Interest on convertible debt.............     358,998     365,284     381,604
  Less: Applicable income taxes............    (140,009)   (142,461)   (148,825)
                                             ----------  ----------  ----------
  Adjusted income from continuing
   operations..............................   4,678,911   4,194,494   3,707,788
  Income from discontinued operations......                              73,500
                                             ----------  ----------  ----------
Adjusted net income........................  $4,678,911  $4,194,494  $3,781,288
                                             ----------  ----------  ----------
Fully diluted earnings per share from
 continuing operations.....................  $     1.20  $     1.10  $     0.99
Fully diluted earnings per share from
 discontinued operations...................        0.00        0.00        0.02
                                             ----------  ----------  ----------
Total fully diluted earnings per share.....  $     1.20* $     1.10* $     1.01*
                                             ==========  ==========  ==========

--------
NOTES:
* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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